Exhibit 99.1

Press Release

www.shire.com

SHIRE COMPLETES COMBINATION WITH BAXALTA CREATING THE GLOBAL LEADER IN RARE DISEASES AND HIGHLY SPECIALIZED CONDITIONS

Combined company expected to deliver double-digit compound annual top-line growth with over $20 billion in annual revenues by 2020

Rare disease portfolio expected to immediately generate approximately 65% of total annual revenues

Expanded global reach and best-in-class products to enhance potential to help patients with significant unmet needs

Robust innovative pipeline expected to drive development of next-generation therapies

Dublin, Ireland — June 3, 2016 — Shire plc (LSE: SHP, NASDAQ: SHPG) today completed its previously announced combination with Baxalta Incorporated (NYSE: BXLT), creating the leading global biotechnology company focused on serving patients with rare diseases and other highly specialized conditions.

Through the combination, Shire expects to deliver double-digit compound annual top-line growth, with over $20 billion in annual projected revenue by 2020 and approximately 65% of total annual revenues being immediately generated by its rare disease products. Shire now has more than 50 programs in clinical development, with a balanced mix of early, mid and late-stage projects.

With over 22,000 employees across more than 100 countries, Shire’s expanded global reach and best-in-class products offer the potential to help even more patients around the world with significant unmet needs.

Shire Chief Executive Officer Flemming Ornskov, M.D., M.P.H., commented: “Upon the completion of our combination with Baxalta, Shire is now the global leader in rare diseases, with the number one rare diseases platform based on both revenue and pipeline programs.  With our multiple high-value franchises, each with best-in-class products and a robust innovative portfolio, we further extend our capabilities for innovation and sustainable growth with patients at the center of everything we do.”

Dr. Ornskov continued, “We have made impressive progress on integration planning since announcing the combination, moving much faster than other transactions of similar size based on benchmarks, to create certainty for our employees and to better serve our patients and customers going forward. As we launch our combined company today, we have a talented and experienced extended leadership team in place to guide the organization in achieving our goals. Working together, the possibilities are tremendous for our patients, healthcare partners and, importantly, our people, with opportunity for additional value creation for our shareholders.”

Registered in Jersey, No. 99854, 22 Grenville Street, St Helier, Jersey JE4 8PX

As a result of the completion of the combination:

•                  The appointment of Gail D. Fosler and Albert P.L. Stroucken to the Shire Board of Directors, announced on April 18, 2016, is effective;

•                  Baxalta shareholders will receive a combination of $18.00 in cash and 0.1482 Shire ADS’s for each Baxalta share (or 0.4446 of a Shire ordinary share if the Baxalta shareholder validly elected to receive ordinary shares);

•                  Baxalta became an indirect wholly-owned subsidiary of Shire; and

•                  Shire will provide a full and unconditional guarantee of Baxalta’s obligations to the holders of Baxalta’s outstanding senior notes.

The efficient operating structure of the combined company is expected to yield annual operating cost synergies of at least $500 million within the first three years post-closing. Further, Shire expects to generate additional revenue synergies and a combined non-GAAP effective tax rate of 16-17% by 2017. The combination is expected to be accretive to non-GAAP diluted EPS in 2017, the first calendar year of ownership, and beyond, with an attractive ROIC that will exceed Shire’s cost of capital in 2020.

Additional details on the strength of the combined company, including 2016 financial guidance and updated 3-year synergy targets, will be provided during Shire’s second quarter earnings conference call scheduled for August 2, 2016. Shire will also be hosting an Investor Day in New York on November 10, 2016, where it will share highlights of the R&D portfolio and Baxalta commercial business.

More information is also available at Shire.com.

About Shire

Shire is the leading global biotechnology company focused on serving people with rare diseases and other highly specialized conditions. We have best-in-class products available in more than 100 countries across core therapeutic areas including Hematology, Immunology, Neuroscience, Lysosomal Storage Disorders, Gastrointestinal / Internal Medicine / Endocrine and Hereditary Angioedema; a growing franchise in Oncology; and an emerging, innovative pipeline in Ophthalmics.

Our employees come to work every day with a shared mission: to develop and deliver breakthrough therapies for the hundreds of millions of people in the world affected by rare diseases and other high-need conditions, and who lack effective therapies to live their lives to the fullest.

www.shire.com

FOR FURTHER INFORMATION PLEASE CONTACT:

FOR SHIRE

Investor Relations
Sarah Elton-Farr	seltonfarr@shire.com	+44 1256 894157
Robert Coates	rcoates@shire.com	+44 1256 894874
Ian Karp	ikarp@shire.com	+1 781 482 9018

Media
Gwen Fisher	gfisher@shire.com	+1 781 482 9649
Geoffrey Mogilner	geoffrey.mogilner@shire.com	+1 224 940 8619
Brooke Clarke	brclarke@shire.com	+44 1256 894829

FTI Consulting (Media Advisor to the Company)
Ben Atwell (London)	ben.atwell@fticonsulting.com	+44 20 3727 1000
David Roady (New York) Robert Stanislaro (New York)	david.roady@fticonsulting.com robert.stanislaro@fticonsulting.com	+1 212 850 5600 +1 212 850 5600

Forward-Looking Statements

Statements included herein that are not historical facts, including without limitation statements concerning the financial and strategic benefits of the combination with Baxalta, our 20x20 ambition that targets $20 billion in combined product sales by 2020, as well as other targets for future financial results, capital structure, performance and sustainability of the combined company, the combined company’s future strategy, plans, objectives, expectations and intentions, the anticipated timing of clinical trials and approvals for, and the commercial potential of, inline or pipeline products are forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties and are subject to change at any time. In the event such risks or uncertainties materialize, Shire’s results could be materially adversely affected. The risks and uncertainties include, but are not limited to, the following:

•             disruption from the acquisition and integration of Baxalta may make it more difficult to conduct business as usual or maintain relationships with patients, physicians, employees or suppliers;

•             the company may not achieve some or all of the anticipated benefits of Baxalta’s spin-off from Baxter International, Inc. (“Baxter”) and the acquisition may have an adverse impact on Baxalta’s existing arrangements with Baxter, including those related to transition, manufacturing and supply services and tax matters;

•             the failure to achieve the strategic objectives with respect to the acquisition of Baxalta may adversely affect the company’s financial condition and results of operations;

•             products and product candidates may not achieve commercial success;

•             product sales from ADDERALL XR and INTUNIV are subject to generic competition;

•             the failure to obtain and maintain reimbursement, or an adequate level of reimbursement, by third-party payers in a timely manner for the company’s products may affect future revenues, financial condition and results of operations, particularly if there is pressure on pricing of products to treat rare diseases;

•             supply chain or manufacturing disruptions may result in declines in revenue for affected products and commercial traction from competitors; regulatory actions associated with product approvals or changes to manufacturing sites, ingredients or manufacturing processes could lead to significant delays, an increase in operating costs, lost product sales, an interruption of research activities or the delay of new product launches;

•             the successful development of products in various stages of research and development is highly uncertain and requires significant expenditures and time, and there is no guarantee that these products will receive regulatory approval;

•             the actions of certain customers could affect the company’s ability to sell or market products profitably, and fluctuations in buying or distribution patterns by such customers can adversely affect the company’s revenues, financial condition or results of operations;

•             investigations or enforcement action by regulatory authorities or law enforcement agencies relating to the company’s activities in the highly regulated markets in which it operates may result in significant legal costs and the payment of substantial compensation or fines;

•             adverse outcomes in legal matters, tax audits and other disputes, including the company’s ability to enforce and defend patents and other intellectual property rights required for its business, could have a material adverse effect on the company’s revenues, financial condition or results of operations;

•             Shire is undergoing a corporate reorganization and was the subject of an unsuccessful acquisition proposal and the consequent uncertainty could adversely affect the company’s ability to attract and/or retain the highly skilled personnel needed to meet its strategic objectives;

•             failure to achieve the strategic objectives with respect to Shire’s acquisition of NPS Pharmaceuticals Inc. or Dyax Corp. (“Dyax”) may adversely affect the company’s financial condition and results of operations;

•             the company is dependent on information technology and its systems and infrastructure face certain risks, including from service disruptions, the loss of sensitive or confidential information, cyber-attacks and other security breaches or data leakages that could have a material adverse effect on the company’s revenues, financial condition or results of operations;

•             the company may be unable to retain and hire key personnel and/or maintain its relationships with customers, suppliers and other business partners;

•             difficulties in integrating Dyax or Baxalta into Shire may lead to the company not being able to realize the expected operating efficiencies, cost savings, revenue enhancements, synergies or other benefits at the time anticipated or at all; and

other risks and uncertainties detailed from time to time in Shire’s, Dyax’s or Baxalta’s filings with the Securities and Exchange Commission, including those risks outlined in “ITEM 1A: Risk Factors” in Shire’s and Baxalta’s Annual Reports on Form 10-K for the year ended December 31, 2015.

All forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by this cautionary statement. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. Except to the extent otherwise required by applicable law, we do not undertake any obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.